To Our Shareholders
-------------------------------------------------------------------------------

We are pleased to report our operating results for the third quarter. Operating results for both the quarter and year-to-date periods were in line with our expectations.

Revenue: Total revenue increased by 9.5% for the third quarter and 11.9% for the first nine months of 2003 as compared to 2002.

Apartments: Revenue from our apartments increased by 11.6% for the third quarter and 14.6% for the first nine months of 2003 as compared to the same periods in 2002. This increase was primarily attributable to the acquisition of three apartment communities in 2002 and two apartment communities in 2003.

For the third quarter, average economic occupancy for all apartments was 93.7% as compared to 93.5% in 2002. Average revenue received per occupied unit was $733 per month as compared to $737 per month in 2002. For the first nine months of 2003, average economic occupancy for all apartments was 92.0% as compared to 93.0% in 2002. Average revenue received per occupied unit was $727 per month as compared to $735 per month in 2002.

On a same units basis (apartments owned and operated for the full period in both years), apartment revenue remained flat for the quarter and decreased by 1.9% for the first nine months. The decline in same units revenue was the result of a decline in average revenue per occupied unit. On a same units basis, average economic occupancy for the third quarter in both 2003 and 2002 was 93.7%. Average revenue per occupied unit was $733 per month for the third quarter of 2003 as compared to $734 per month in 2002. For the first nine months of 2003, average economic occupancy was 92.0% as compared to 93.1% in 2002. Average revenue per occupied unit was $727 per month for the first nine months of 2003 as compared to $733 per month in 2002.

Restaurants: Restaurant rental revenue for the third quarter and for the first nine months of 2003 was the minimum rent. As a result of the sale of a restaurant property in both the first and third quarters of 2003, restaurant rental revenue decreased by 3.5% for the third quarter and by 2.2% for the first nine months. "Same store" sales at our restaurant properties increased by 7.4% for the third quarter and decreased by 0.8% for the first nine months compared to 2002.

Other Income: Management fee income for the third quarter of 2003 decreased to $229,000 from $258,000 in 2002. For the first nine months, management fee income decreased to $679,000 from $839,000 in 2002. This decrease is attributable to our acquisition of two previously managed properties in May 2002, as well as the termination of management contracts for several smaller properties in the first quarter of 2003.

Expenses: Total expenses, including non-cash charges for depreciation and amortization, were $10.7 million in the third quarter of 2003, an increase of 13.2% compared to 2002. Total expenses for the first nine months were $31.6 million, an increase of 20.2% compared to 2002. These increases reflect the addition of three apartment communities during 2002, one apartment community in both the first and third quarters of 2003. While we experienced increases in every expense category, the most notable increases were in the areas of compensation, contracted services and apartment turnover costs. On a same units basis, apartment operations expense increased by 6.5% for the third quarter and by 5.0% for the first nine months of 2003.

Funds From Operations: Funds from operations of the operating partnership for the third quarter decreased to $2.5 million from $2.7 million in the third quarter of 2002. On a diluted basis, funds from operations per share for the third quarter decreased to $0.32 per share from $0.36 per share in the third quarter of 2002. For the first nine months of 2003, funds from operations for the operating partnership decreased to $6.7 million from $7.8 million in 2002. On a diluted per share basis, funds from operations for the first nine months of 2003 decreased to $0.86 per share from $1.04 per share in 2002.

Net Income/Loss: Net income for the third quarter of 2003 was $137,000 compared to $354,000 in 2002. On a diluted basis, net income was $0.01 per common share for the third quarter compared to $0.06 per common share in 2002. For the first nine months, net loss was $110,000 compared to net income of $1.4 million in 2002. On a diluted basis, net loss was $0.04 per common share compared to net income of $0.23 per common share in 2002. (These net income amounts are measured before the impact of the cumulative preferred dividend.)

Outlook: We saw improvement in apartment occupancy and revenue per occupied unit during the quarter. On a same units basis occupancy and revenue per occupied unit returned to third quarter of 2002 levels and reflects a significant improvement over the first and second quarters of 2003. Whether this is the beginning of the long awaited improvement in our apartment markets remains to be seen. In any case, we are confident in the long-term outlook for both our apartment properties and our apartment markets.

During the quarter, we also saw a significant improvement in restaurant sales. While this improvement did not result in any additional restaurant rental revenue, it did mark a significant departure from several years of declining sales. Hardee's, the restaurant concept at 39 of our 40 restaurant sites, recently introduced a new menu and marketing campaign referred to as the "Thick-Burger Revolution" that features larger char-grilled hamburgers. Initial results have been quite positive.

Overall, we are positive about the future. We have a portfolio of well-maintained apartment properties with excellent locations in markets with good long-term growth prospects. We believe we are well positioned to benefit from any improvement in our apartment markets.


Sincerely,

B. Mayo Boddie
Chairman

D. Scott Wilkerson
President and CEO

Philip S. Payne
Executive Vice President and CFO

BNP Residential Properties, Inc.
Condensed Consolidated Balance Sheets


                                                                                   September 30        December 31
                                                                                       2003               2002
                                                                                   (Unaudited)
------------------------------------------------------------------------------- ------------------- ------------------
Assets
Real estate investments at cost:
   Apartment properties                                                            $298,929,355        $275,712,863
   Restaurant properties                                                             37,405,385          39,158,921
------------------------------------------------------------------------------- ------------------- ------------------
                                                                                    336,334,740         314,871,784
   Less accumulated depreciation                                                    (53,590,873)        (49,448,825)
------------------------------------------------------------------------------- ------------------- ------------------
                                                                                    282,743,867         265,422,959
Cash and cash equivalents                                                               653,700             884,316
Other current assets                                                                  5,599,351           3,024,683
Notes receivable, net                                                                   100,000             100,000
Intangible related to acquisition of management operations, net                       1,115,088           1,115,088
Deferred financing costs, net                                                         1,183,636           1,175,684
------------------------------------------------------------------------------- ------------------- ------------------
      Total assets                                                                 $291,395,642        $271,722,730
=============================================================================== =================== ==================

Liabilities and Shareholders' Equity
Deed of trust and other notes payable                                              $230,032,694        $211,584,935
Accounts payable and accrued expenses                                                 3,522,550           1,272,451
Deferred revenue and security deposits                                                1,338,010           1,313,239
Deferred credit for defeasance of interest, net                                         183,680             333,376
------------------------------------------------------------------------------- ------------------- ------------------
      Total liabilities                                                             235,076,934         214,504,001
Minority interest in Operating Partnership                                           16,365,493          17,947,493
Shareholders' equity:
   Preferred stock, $.01 par value, 10,000,000 shares authorized, 909,090 shares issued and outstanding at September 30, 2003,
      454,545 shares issued and outstanding at December 31, 2002                     10,000,000           5,000,000
   Common stock, $.01 par value, 100,000,000 shares authorized,
      5,887,626 shares issued and outstanding at September 30, 2003,
      5,831,077 shares issued and outstanding at December 31, 2002                       58,876              58,311
   Additional paid-in capital                                                        71,278,423          70,724,671
   Dividends distributed in excess of net income                                    (41,384,084)        (36,511,746)
------------------------------------------------------------------------------- ------------------- ------------------
      Total shareholders' equity                                                     39,953,215          39,271,236
------------------------------------------------------------------------------- ------------------- ------------------
      Total liabilities and shareholders' equity                                   $291,395,642        $271,722,730
=============================================================================== =================== ==================

                        BNP Residential Properties, Inc.
           Highlights of Consolidated Income and Funds from Operations
                                   (Unaudited)


                                                           Three months ended                Nine months ended
                                                              September 30                     September 30
                                                          2003            2002             2003             2002
                                                                                                        (Restated*)
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
Revenues
Apartment rental income                               $  9,650,103     $ 8,648,684      $27,488,052      $23,993,542
Restaurant rental income                                   970,316       1,005,320        2,951,025        3,015,958
Interest and other income                                  255,669         282,440          859,911          969,428
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
                                                        10,876,088       9,936,444       31,298,988       27,978,928
Expenses
Apartment operations and administration                  4,413,448       3,615,910       12,479,505        9,971,061
Corporate administration                                   445,267         399,602        1,789,607        1,488,762
Depreciation and amortization                            2,608,996       2,428,386        7,586,176        6,493,476
Interest                                                 3,278,652       3,049,032        9,716,800        8,211,104
Write-off of unamortized loan costs at refinance                 -               -                -           95,032
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
                                                        10,746,363       9,492,930       31,572,088       26,259,435
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
(Loss) Income before minority interest                     129,725         443,514         (273,100)       1,719,493
Minority interest in Operating Partnership                  (7,372)         89,710         (163,465)         355,186
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
Net (loss) income                                          137,097         353,804         (109,635)       1,364,307
Cumulative preferred dividend                              160,616          72,603          410,616          196,576
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
(Loss) Income available to
    common shareholders                                $   (23,519)    $   281,201      $  (520,251)     $ 1,167,731
==================================================== =============== ================ ================ ===============

(Loss) Income before minority interest                 $   129,725     $   443,514      $  (273,100)     $ 1,719,493
less cumulative preferred dividend                        (160,616)        (72,603)        (410,616)        (196,576)
Add depreciation                                         2,527,557       2,345,960        7,349,954        6,313,099
---------------------------------------------------- --------------- ---------------- ---------------- ---------------
Funds from operations                                  $ 2,496,666     $ 2,716,871      $ 6,666,238      $ 7,836,016
==================================================== =============== ================ ================ ===============

Per share data (diluted):
   Net (loss) income                                       $  0.01           $0.06           $(0.04)           $0.23
   (Loss) Income available to
      common shareholders                                    (0.01)           0.05            (0.09)            0.20
   Funds from operations                                      0.32            0.36             0.86             1.04
Weighted average common
   shares outstanding                                    5,877,060       5,797,197        5,858,082        5,776,158
Weighted average Operating
   Partnership minority units
   outstanding                                           1,842,337       1,845,056        1,843,614        1,766,457
==================================================== =============== ================ ================ ===============




                         Notes to Financial Information

 * Effective January 1, 2003, in accordance with current accounting guidance under FAS 145, we reflect gains and losses on extinguishment of debt as part of income from continuing operations, rather than as extraordinary items as previously required. We have reclassified the 2002 comparative amounts to conform to the 2003 presentation. While conforming to FAS 145 presentation has no impact on net income, it reduces income before minority interest and minority interest amounts and eliminates extraordinary items as previously reported.

(1) We have provided summary information in this report. We included complete financial statements in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Our independent accountants have not audited this summary information, except for the balance sheet at December 31, 2002. We derived the amounts in the balance sheet at December 31, 2002, from the audited financial statements included in our 2002 Annual Report.

 (2) Funds from operations (frequently referred to as FFO) is generally defined as net income plus certain non-cash items, primarily depreciation. Because we hold all of our assets in and conduct all of our operations through the Operating Partnership, we measure FFO at the Operating Partnership level (before minority interest). FFO is intended to be a supplemental measure of operating performance that excludes historical cost depreciation from - or "adds back" to
- GAAP net income. We consider FFO to be a useful measure of operating performance. However, you should not consider FFO to be an alternative to net income as an indication of the Company's performance, or to cash flow as a measure of liquidity.

                              Corporate Information
-------------------------------------------------------------------------------
BNP Residential Properties, Inc. is a self-administered and self-managed real estate investment trust that operates apartment communities in North Carolina, South Carolina and Virginia. We own and operate 20 apartment communities containing 4,859 apartments. We also manage 8 other communities containing 2,061 units for third parties. In addition, we own 40 properties that we lease on a triple net basis to a restaurant operator.

Corporate Headquarters
BNP Residential Properties, Inc.
301 South College Street, Suite 3850
Charlotte, NC  28202-6024
Telephone (704) 944-0100
Facsimile (704) 944-2039

Directors
B. Mayo Boddie, Chairman
D. Scott Wilkerson, President and CEO
Philip S. Payne, Executive Vice President, Treasurer and CFO
Stephen R. Blank
Paul G. Chrysson
W. Michael Gilley
Peter J. Weidhorn

Transfer Agent and Registrar
Wachovia Bank, N. A.
Equity Services NC-1153
1525 West W.T. Harris Blvd., 3C3
Charlotte, NC  28288-1153
Telephone (800) 829-8432

Dividend Reinvestment and Stock Purchase Plan
Shareholders may automatically reinvest their dividends in additional common stock of BNP Residential Properties through the Dividend Reinvestment Plan, which also provides for additional share purchase through cash contributions. For additional information, please contact Wachovia Bank, N. A. or Andrea Burris at our corporate offices.

Trading Information
The common shares of BNP Residential Properties, Inc. are traded on the American Stock Exchange under the symbol "BNP".

Additional Information
Shareholders, analysts and others seeking information about BNP Residential Properties, Inc. are invited to contact Philip Payne or Andrea Burris at our corporate offices. You may e-mail information requests to investor.relations@bnp-residential.com. You may also visit our website at www.bnp-residential.com.

Copies of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission will be provided without charge upon written request to Andrea Burris at our corporate offices.

BNP Residential Properties, Inc. is a member of the National Association of Real Estate Investment Trusts and the National Multi-Housing Council.

Forward Looking Statement Disclosure
This report includes forward-looking statements concerning the Company's operations, economic performance and financial condition, including, in particular, forward-looking statements regarding future operations and performance. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including the consummation and timing of pending acquisitions and those factors identified in the Company's annual report of Form 10-K for the year ending December 31, 2002.